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                            THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11
                                   (UNAUDITED)

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
                                                            THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                              SEPTEMBER 30,                        SEPTEMBER 30,
                                                     ---------------------------------   ----------------------------------

                                                         1999               1998              1999               1998
                                                     --------------     --------------   ---------------    ---------------

Common shares outstanding beginning of period            7,017,836          7,927,085         7,005,107          7,905,523

Effect of Weighting Shares:
   Employee stock options exercised                         26,541             14,446            16,081             15,203
   Issue (purchase) of treasury stock                       31,492          (285,680)             2,536           (94,269)
   Issue of common stock                                    33,729                  -            11,366                  -
                                                     --------------     --------------   ---------------    ---------------

Basic                                                    7,109,598          7,655,851         7,035,090          7,826,457
                                                     ==============     ==============   ===============    ===============

Common shares outstanding beginning of period            7,017,836          7,927,085         7,005,107          7,905,523

Effect of Weighting Shares:
   Employee stock options exercised                         26,541             14,446            16,081             15,203
   Employee stock options and warrants
     outstanding                                           211,722                  -           129,603            194,815
   Issue (purchase) of treasury stock                       31,492          (285,680)             2,536           (94,269)
   Issue of common stock                                    33,729                  -            11,366                  -
                                                     --------------     --------------   ---------------    ---------------

Diluted                                                  7,321,320          7,655,851         7,164,693          8,021,272
                                                     ==============     ==============   ===============    ===============

Net income (loss)                                    $   2,037,000      $   (403,000)    $    2,435,000     $    1,715,000
                                                     ==============     ==============   ===============    ===============

Net income (loss) per common share
   Basic                                             $        0.29      $      (0.05)    $         0.35     $         0.22
                                                     ==============     ==============   ===============    ===============
   Diluted                                           $        0.28      $      (0.05)    $         0.34     $         0.21
                                                     ==============     ==============   ===============    ===============

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